Exhibit 99.1

ELECTRONIC ARTS REPORTS Q2 FY13 FINANCIAL RESULTS

Q2 Non-GAAP Net Revenue and EPS Beat Consensus

Trailing Twelve Month Non-GAAP Digital Net Revenue a Record $1.4 Billion

FIFA 13 Sold Through 7.4 Million Units in Its First Four Weeks

Battlefield 3 Premium Has Sold Over 2 Million Subscriptions

The Simpsons: Tapped Out Top Grossing iOS Game in October

Need For Speed Most Wanted Launches with Strong Reviews

REDWOOD CITY, CA – October 30, 2012 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its second fiscal quarter ended September 30, 2012.

“EA is performing well, once again beating street consensus in fiscal Q2,” said Chief Executive Officer John Riccitiello. “We delivered yet another quarter of sharp digital growth, with digital revenue up 40% compared to the same period last year, reflecting our strength across multiple brands and channels.”

“We delivered a very strong performance in the second quarter, backed by great performances from our EA SPORTS titles,” said Chief Financial Officer Blake Jorgensen. “We are forecasting annual non-GAAP EPS growth of at least 25% at the midpoint of our guidance, and Operating Cash Flow of over $400 million.”

“Record numbers of players have engaged in the online features and content downloads for FIFA 13, Madden NFL 13, and Battlefield,” said EA President Frank Gibeau. “On the strength of our digital extensions, FIFA and Battlefield are the two biggest revenue events in our company’s history. Both are well on their way to becoming billion dollar annual franchises.”

Selected Operating Highlights and Metrics:

*On a non-GAAP basis

—	Need for Speed™ Most Wanted launches this week with great reviews. IGN and Game Informer awarded Need for Speed a 9 out of 10.
—	FIFA 13 and Madden NFL 13 debuted as the two top-selling titles in September in the Western World.
—	EA was the #1 publisher in the Western World in calendar year 2012 to date, with five of the top seven titles.
—	FIFA 13 sold through 7.4 million units, excluding mobile downloads, in its first four weeks to become the biggest sports launch of all-time.
—	FIFA digital net revenue generated over $115 million* in the first half of fiscal 13, including FIFA Online 2 and FIFA World Class Soccer that together contributed over $50 million*.
—

Madden NFL 13 launched to critical acclaim, logged record fan engagement with nearly 30% year over year increase in total online game sessions, and increased units sold through by 9% in fiscal Q2 as compared to Madden NFL 12.

—	Battlefield 3™ Premium service has sold over 2 million subscriptions to date.

—	Medal of Honor™ Warfighter topped the charts in the UK in its first week of sales.
—

The Simpsons™: Tapped Out has been a top grossing iOS game for the past four weeks, was the #1 application in 54 countries, including the US, UK and Germany, and recently logged a record-high of 2.8 million daily active users.

—	EA’s games and services for mobile have generated a 60% year-over-year increase in digital net revenue*.
—	Catalog continues to outperform with Battlefield 3 and FIFA 12 together selling through nearly 4 million units in the first half of the fiscal year.
—	Trailing twelve month non-GAAP digital net revenue was a record $1.44 billion.
—	Trailing twelve month operating cash flow was $490 million, a $183 million improvement from the prior quarter.
—	EA repurchased $108 million of shares in the second fiscal quarter pursuant to a $500 million Share Repurchase Program announced on July 31, 2012.
—	EA’s Origin™ platform for downloading digital games and services has registered over 30 million users, including 13 million mobile users. Origin has signed agreements with 71 independent developers.

Q2 Financial Highlights:

For the quarter, non-GAAP net revenue of $1,080 million was in line with our guidance of $1,050 million to $1,100 million. Non-GAAP diluted earnings per share of $0.15 was above our guidance of $0.07 to $0.12. Non-GAAP net revenue in Q2 fiscal 2013 was higher compared to Q2 fiscal 2012 due to our strong performance in digital net revenue in the quarter.

(in millions of $ except per share amounts)	Quarter Ended 9/30/12	Quarter Ended 9/30/11
Digital Net Revenue	$324	$234
Publishing Packaged Goods and Other Net Revenue	365	450
Distribution Packaged Goods Net Revenue	22	31

GAAP Total Net Revenue	$711	$715

Non-GAAP Digital Net Revenue	$314	$216
Non-GAAP Publishing Packaged Goods and Other Net Revenue	744	787
Non-GAAP Distribution Packaged Goods Net Revenue	22	31

Non-GAAP Total Net Revenue	$1,080	$1,034

GAAP Net Loss	$(381)	$(340)
Non-GAAP Net Income	49	17
GAAP Loss Per Share	(1.21)	(1.03)
Non-GAAP Earnings Per Share	0.15	0.05

Cash Used in Operations	$(28)	$(211)

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $ except per share amounts)	TTM Ended 9/30/12	TTM Ended 9/30/11
GAAP Net Revenue	$4,095	$3,857
GAAP Net Income (Loss)	15	(290)
GAAP Diluted Earnings (Loss) Per Share	0.00	(0.89)

Non-GAAP Net Revenue	$4,199	$3,963
Non-GAAP Net Income	309	173
Non-GAAP Diluted Earnings Per Share	0.90	0.52

Cash Flow from Operations	$490	$117

Q2 FY13 Digital Metrics:
(in millions)	Quarter Ended 9/30/12	Quarter Ended 9/30/11
GAAP Mobile Net Revenue	$75	$55
Non-GAAP Mobile Net Revenue	$88	$55
Monthly Active Users (MAU) in Social Games	42	101
Core Registered Users	250	140

Business Outlook as of October 30, 2012

The following forward-looking statements, as well as those made above, reflect expectations as of October 30, 2012. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors, including: product development delays; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; the financial impact of acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2013 Expectations – Ending March 31, 2013

—	GAAP net revenue is expected to be approximately $3.85 to $4.00 billion.
—	Non-GAAP net revenue is expected to be approximately $4.05 to $4.20 billion.
—	GAAP loss per share is expected to be approximately ($0.27) to ($0.06).
—	Non-GAAP diluted earnings per share is expected to be approximately $1.00 to $1.15.
—	For purposes of calculating fiscal year 2013 diluted earnings per share, the Company estimates a share count of 317 million, and 315 million shares for calculating loss per share.
—	Expected non-GAAP net income excludes the following from expected GAAP net income (loss):
¡	Non-GAAP net revenue is expected to be approximately $200 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);
¡	Approximately $165 million of estimated stock-based compensation;
¡	Approximately $60 million of acquisition-related expenses;
¡	Approximately $30 million of restructuring charges;
¡	Approximately $20 million from the amortization of debt discount; and
¡	Non-GAAP tax expense is expected to be approximately $73 million to $92 million higher than GAAP tax expense.

Third Quarter Fiscal Year 2013 Expectations – Ending December 31, 2012

—	GAAP net revenue is expected to be approximately $0.90 to $1.00 billion.
—	Non-GAAP net revenue is expected to be approximately $1.25 to $1.35 billion.
—	GAAP loss per share is expected to be approximately ($0.71) to ($0.57).
—	Non-GAAP diluted earnings per share is expected to be approximately $0.50 to $0.60.
—	For purposes of calculating third quarter fiscal year 2013 diluted earnings per share, the Company estimates a share count of 315 million, and 312 million for calculating loss per share.
—	Expected non-GAAP net income excludes the following from expected GAAP net income (loss):
¡	Non-GAAP net revenue is expected to be approximately $350 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);
¡	Approximately $45 million of estimated stock-based compensation;
¡	Approximately $20 million of acquisition-related expenses;
¡	Approximately $5 million of restructuring charges;
¡	Approximately $5 million from the amortization of debt discount; and
¡	Non-GAAP tax expense is expected to be $46 million to $58 million higher than GAAP tax expense.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on October 30, 2012 at 2:00 pm PT (5:00 pm ET) to review its results for the first quarter ended September 30, 2012 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 773-799-3213 (domestic) or 888-677-1083 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until November 14, 2012 at the following number: 203-369-0099 (domestic) or 866-356-3373 (international). A webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

—	Acquisition-related expenses
—	Amortization of debt discount
—	Certain non-recurring litigation expenses
—	Change in deferred net revenue (packaged goods and digital content)
—	Loss (gain) on strategic investments
—	Restructuring charges
—	Stock-based compensation
—	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicated there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management will exclude the effect of this amortization when evaluating the Company’s operating performance and the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Certain non-recurring litigation expenses. During the fourth quarter of fiscal 2012, Electronic Arts recognized a $27 million expense related to a settlement of a litigation matter. This significant non-recurring litigation expense is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this expense when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated period of game play. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Loss (gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2013 guidance information under the heading “Business Outlook”, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions, including the PopCap acquisition; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012.

These forward-looking statements are current as of October 30, 2012. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 30, 2012.

About Electronic Arts

Electronic Arts (NASDAQ:EA) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 230 million registered players and operates in 75 countries. In fiscal year 2012, EA posted GAAP net revenue of $4.1 billion. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed™, Battlefield™, and Mass Effect™. More information about EA is available at http://info.ea.com.

For additional information, please contact:

Rob Sison	Jeff Brown
Vice President, Investor Relations	Senior Vice President, Corporate Communications
650-628-7787	650-628-7922
rsison@ea.com	jbrown@ea.com

EA, EA SPORTS, Origin, Medal of Honor, The Sims and Need for Speed are trademarks of Electronic Arts Inc. Mass Effect is a trademark of EA International (Studio and Publishing) Ltd. Battlefield 3 and Battlefield are trademarks of EA Digital Illusions CE AB. The Simpsons TM & © 2012 Twentieth Century Fox Film Corporation. All Rights Reserved. All rights reserved. John Madden, NFL and FIFA are the property of their respective owners and used with permission. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
Net revenue
Product	$481	$592	$1,183	$1,486
Service and other	230	123	483	228

Total net revenue	711	715	1,666	1,714
Cost of revenue
Product	371	399	503	611
Service and other	74	33	147	61

Total cost of revenue	445	432	650	672

Gross profit	266	283	1,016	1,042

Operating expenses:
Marketing and sales	212	222	357	362
General and administrative	99	88	185	162
Research and development	314	318	604	603
Acquisition-related contingent consideration	—	17	(20)	19
Amortization of intangibles	7	13	14	26
Restructuring and other	(2)	(1)	25	17

Total operating expenses	630	657	1,165	1,189

Operating loss	(364)	(374)	(149)	(147)
Interest and other expense, net	(4)	(6)	(9)	(3)

Loss before provision for (benefit from) income taxes	(368)	(380)	(158)	(150)
Provision for (benefit from) income taxes	13	(40)	22	(31)

Net loss	$(381)	$(340)	$(180)	$(119)

Loss per share
Basic and Diluted	$(1.21)	$(1.03)	$(0.57)	$(0.36)
Number of shares used in computation
Basic and Diulted	316	331	317	331

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net loss and loss per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net income (loss) and non-GAAP earnings (loss) per share.

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
Net loss	$(381)	$(340)	$(180)	$(119)
Acquisition-related expenses	21	38	23	56
Amortization of debt discount	5	4	10	4
Change in deferred net revenue (packaged goods and digital content)	369	319	(95)	(156)
Restructuring and other	(2)	(1)	25	17
Stock-based compensation	44	43	83	81
Income tax adjustments	(7)	(46)	53	11

Non-GAAP net income (loss)	$49	$17	$(81)	$(106)

Non-GAAP earnings (loss) per share
Basic	$0.16	$0.05	$(0.26)	$(0.32)
Diluted	$0.15	$0.05	$(0.26)	$(0.32)

Number of shares used in Non-GAAP computation
Basic	316	331	317	331
Diluted	318	337	317	331

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	September 30, 2012	March 31, 2012 (a)
ASSETS
Current assets:
Cash and cash equivalents	$871	$1,293
Short-term investments	351	437
Marketable equity securities	93	119
Receivables, net of allowances of $182 and $252, respectively	643	366
Inventories	71	59
Deferred income taxes, net	64	67
Other current assets	239	268

Total current assets	2,332	2,609
Property and equipment, net	561	568
Goodwill	1,723	1,718
Acquisition-related intangibles, net	334	369
Deferred income taxes, net	49	42
Other assets	192	185

TOTAL ASSETS	$5,191	$5,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$219	$215
Accrued and other current liabilities	874	857
Deferred net revenue (packaged goods and digital content)	953	1,048

Total current liabilities	2,046	2,120
0.75% convertible senior notes due 2016, net	549	539
Income tax obligations	209	189
Deferred income taxes, net	2	8
Other liabilities	231	177

Total liabilities	3,037	3,033
Common stock	3	3
Paid-in capital	2,259	2,359
Accumulated deficit	(257)	(77)
Accumulated other comprehensive income	149	173

Total stockholders’ equity	2,154	2,458

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,191	$5,491

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
OPERATING ACTIVITIES
Net loss	$(381)	$(340)	$(180)	$(119)
Adjustments to reconcile net loss to net cash used in operating activities:
Acquisition-related contingent consideration	—	17	(20)	19
Depreciation, amortization and accretion, net	56	51	112	94
Net gains on investments and sale of property and equipment	—	(12)	—	(12)
Non-cash restructuring charges	—	—	7	—
Stock-based compensation	44	43	83	81
Change in assets and liabilities:
Receivables, net	(528)	(522)	(274)	(215)
Inventories	(11)	(15)	(13)	(11)
Other assets	29	38	—	(63)
Accounts payable	166	76	9	(57)
Accrued and other liabilities	228	183	109	2
Deferred income taxes, net	—	(49)	(10)	(48)
Deferred net revenue (packaged goods and digital content)	369	319	(95)	(156)

Net cash used in operating activities	(28)	(211)	(272)	(485)

INVESTING ACTIVITIES
Capital expenditures	(25)	(52)	(56)	(84)
Proceeds from sale of property	—	26	—	26
Proceeds from maturities and sales of short-term investments	152	236	280	319
Purchase of short-term investments	(60)	(89)	(197)	(179)
Acquisition-related restricted cash	25	—	25	—
Acquisition of subsidiaries, net of cash acquired	(10)	(632)	(10)	(657)

Net cash provided by (used in) investing activities	82	(511)	42	(575)

FINANCING ACTIVITIES
Payment of debt issuance costs	(2)	—	(2)	—
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	617	—	617
Proceeds from issuance of warrants	—	65	—	65
Purchase of convertible note hedge	—	(107)	—	(107)
Proceeds from issuance of common stock	18	21	18	35
Excess tax benefit from stock-based compensation	—	1	—	3
Repurchase and retirement of common stock	(108)	(98)	(179)	(189)
Acquisition-related contingent consideration payment	(25)	—	(26)	—

Net cash provided by (used in) financing activities	(117)	499	(189)	424

Effect of foreign exchange on cash and cash equivalents	15	(20)	(3)	(13)

Decrease in cash and cash equivalents	(48)	(243)	(422)	(649)
Beginning cash and cash equivalents	919	1,173	1,293	1,579

Ending cash and cash equivalents	$871	$930	$871	$930

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13	Q2 FY13	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS
Net Revenue
GAAP net revenue	$715	$1,061	$1,368	$955	$711	(1%)
Change in deferred net revenue (packaged goods and digital content)	319	590	(391)	(464)	369

Non-GAAP net revenue	$1,034	$1,651	$977	$491	$1,080	4%

Gross Profit
GAAP gross profit	$283	$509	$994	$750	$266	(6%)
Acquisition-related expenses	8	14	27	15	14
Change in deferred net revenue (packaged goods and digital content)	319	590	(391)	(464)	369
Stock-based compensation	—	—	1	1	—

Non-GAAP gross profit	$610	$1,113	$631	$302	$649	6%

GAAP gross profit % (as a % of GAAP net revenue)	40%	48%	73%	79%	37%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	59%	67%	65%	62%	60%
Operating Income (Loss)
GAAP operating income (loss)	$(374)	$(183)	$365	$215	$(364)	3%
Acquisition-related expenses	38	14	36	2	21
Certain non-recurring litigation expenses	—	—	27	—	—
Change in deferred net revenue (packaged goods and digital content)	319	590	(391)	(464)	369
Restructuring and other	(1)	—	(1)	27	(2)
Stock-based compensation	43	48	41	39	44

Non-GAAP operating income (loss)	$25	$469	$77	$(181)	$68	172%

GAAP operating income (loss) % (as a % of GAAP net revenue)	(52%)	(17%)	27%	23%	(51%)
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	2%	28%	8%	(37%)	6%
Net Income (Loss)
GAAP net income (loss)	$(340)	$(205)	$400	$201	$(381)	(12%)
Acquisition-related expenses	38	14	36	2	21
Amortization of debt discount	4	5	5	5	5
Certain non-recurring litigation expenses	—	—	27	—	—
Change in deferred net revenue (packaged goods and digital content)	319	590	(391)	(464)	369
Restructuring and other	(1)	—	(1)	27	(2)
Stock-based compensation	43	48	41	39	44
Income tax adjustments	(46)	(118)	(61)	60	(7)

Non-GAAP net income (loss)	$17	$334	$56	$(130)	$49	188%

GAAP net income (loss) % (as a % of GAAP net revenue)	(48%)	(19%)	29%	21%	(54%)
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	2%	20%	6%	(26%)	5%
Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(1.03)	$(0.62)	$1.20	$0.63	$(1.21)	(17%)
Non-GAAP earnings (loss) per share	$0.05	$0.99	$0.17	$(0.41)	$0.15	200%

Number of diluted shares used in computation
GAAP	331	332	332	320	316
Non-GAAP	337	338	332	317	318

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13	Q2 FY13	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS—GAAP AND NON-GAAP

Geography Net Revenue
North America	337	500	653	450	329	(2%)
Europe	328	505	627	435	332	1%
Asia	50	56	88	70	50	—

Total GAAP Net Revenue	715	1,061	1,368	955	711	(1%)

North America	144	310	(188)	(265)	179
Europe	174	235	(187)	(174)	171
Asia	1	45	(16)	(25)	19

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	319	590	(391)	(464)	369

North America	481	810	465	185	508	6%
Europe	502	740	440	261	503	—
Asia	51	101	72	45	69	35%

Total Non-GAAP Net Revenue	1,034	1,651	977	491	1,080	4%

North America	47%	47%	48%	47%	46%
Europe	46%	48%	46%	46%	47%
Asia	7%	5%	6%	7%	7%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	46%	49%	48%	38%	47%
Europe	49%	45%	45%	53%	47%
Asia	5%	6%	7%	9%	6%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Publishing and Other	450	738	926	592	365	(19%)
Wireless, Internet-derived, and Advertising (Digital)	234	274	419	342	324	38%
Distribution	31	49	23	21	22	(29%)

Total GAAP Net Revenue	715	1,061	1,368	955	711	(1%)

Publishing and Other	337	487	(397)	(446)	379
Wireless, Internet-derived, and Advertising (Digital)	(18)	103	6	(18)	(10)

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	319	590	(391)	(464)	369

Publishing and Other	787	1,225	529	146	744	(5%)
Wireless, Internet-derived, and Advertising (Digital)	216	377	425	324	314	45%
Distribution	31	49	23	21	22	(29%)

Total Non-GAAP Net Revenue	1,034	1,651	977	491	1,080	4%

Publishing and Other	63%	69%	68%	62%	51%
Wireless, Internet-derived, and Advertising (Digital)	33%	26%	30%	36%	46%
Distribution	4%	5%	2%	2%	3%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing and Other	76%	74%	54%	30%	69%
Wireless, Internet-derived, and Advertising (Digital)	21%	23%	44%	66%	29%
Distribution	3%	3%	2%	4%	2%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13	Q2 FY13	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS—GAAP AND NON-GAAP

Platform Net Revenue
Xbox 360	213	331	454	292	204	(4%)
PLAYSTATION 3	169	314	432	267	150	(11%)
Wii	35	49	20	8	17	(51%)
PlayStation 2	15	7	3	2	6	(60%)

Total Consoles	432	701	909	569	377	(13%)
Mobile	55	70	87	69	75	36%
PlayStation Handhelds	17	14	6	10	14	(18%)
Nintendo Handhelds	7	15	5	9	8	14%

Total Mobile and Handhelds	79	99	98	88	97	23%
PC	178	214	334	276	214	20%
Other	26	47	27	22	23	(12%)

Total GAAP Net Revenue	715	1,061	1,368	955	711	(1%)

Xbox 360	140	174	(128)	(186)	144
PLAYSTATION 3	205	179	(210)	(183)	222
Wii	(1)	3	(7)	(5)	—
PlayStation 2	—	—	—	(1)	1
Mobile	—	13	(3)	9	13
PlayStation Handhelds	—	(2)	10	(4)	7
Nintendo Handhelds	—	9	(5)	(4)	(2)
PC	(25)	214	(48)	(90)	(16)

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	319	590	(391)	(464)	369

Xbox 360	353	505	326	106	348	(1%)
PLAYSTATION 3	374	493	222	84	372	(1%)
Wii	34	52	13	3	17	(50%)
PlayStation 2	15	7	3	1	7	(53%)

Total Consoles	776	1,057	564	194	744	(4%)
Mobile	55	83	84	78	88	60%
PlayStation Handhelds	17	12	16	6	21	24%
Nintendo Handhelds	7	24	—	5	6	(14%)

Total Mobile and Handhelds	79	119	100	89	115	46%
PC	153	428	286	186	198	29%
Other	26	47	27	22	23	(12%)

Total Non-GAAP Net Revenue	1,034	1,651	977	491	1,080	4%

Xbox 360	30%	31%	33%	31%	29%
PLAYSTATION 3	23%	29%	32%	28%	21%
Wii	5%	5%	1%	1%	2%
PlayStation 2	2%	1%	—	—	1%

Total Consoles	60%	66%	66%	60%	53%
Mobile	8%	7%	6%	7%	11%
PlayStation Handhelds	2%	1%	1%	1%	2%
Nintendo Handhelds	1%	1%	—	1%	1%

Total Mobile and Handhelds	11%	9%	7%	9%	14%
PC	25%	20%	25%	29%	30%
Other	4%	5%	2%	2%	3%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	34%	31%	34%	22%	32%
PLAYSTATION 3	36%	30%	23%	17%	34%
Wii	4%	3%	1%	1%	2%
PlayStation 2	1%	—	—	—	1%

Total Consoles	75%	64%	58%	40%	69%
Mobile	5%	5%	8%	16%	8%
PlayStation Handhelds	2%	1%	2%	1%	2%
Nintendo Handhelds	1%	1%	—	1%	1%

Total Mobile and Handhelds	8%	7%	10%	18%	11%
PC	15%	26%	29%	38%	18%
Other	2%	3%	3%	4%	2%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13	Q2 FY13	YOY % Change
CASH FLOW DATA
Operating cash flow	(211)	475	287	(244)	(28)	87%
Operating cash flow—TTM	117	243	277	307	490	319%
Capital expenditures	52	44	44	31	25	(52%)
Capital expenditures—TTM	120	149	172	171	144	20%
BALANCE SHEET DATA
Cash and cash equivalents	930	1,242	1,293	919	871	(6%)
Short-term investments	355	406	437	444	351	(1%)
Marketable equity securities	214	143	119	76	93	(56%)
Receivables, net	562	526	366	111	643	14%
Inventories	90	69	59	60	71	(21%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	849	1,439	1,048	584	953
Less: Beginning of the quarter	530	849	1,439	1,048	584

Change in deferred net revenue (packaged goods and digital content)	319	590	(391)	(464)	369

STOCK-BASED COMPENSATION
Cost of goods sold	—	—	1	1	—
Marketing and sales	6	7	8	7	8
General and administrative	9	11	7	9	9
Research and development	28	30	25	22	27

Total Stock-Based Compensation	43	48	41	39	44

EMPLOYEES	8,687	9,043	9,158	9,225	9,224	6%